                           SCHEDULE 14A INFORMATION

     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                        ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-
                                              6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BROOKSTONE, INC.
             (Name of Registrant as Specified In Its Certificate)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined

  ----------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

  ----------------------------------------------------------------------------
  (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  ----------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No.:

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  (3) Filing Party:

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  (4) Date Filed:

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

                               BROOKSTONE, INC.
                              17 Riverside Street
                          Nashua, New Hampshire 03062

                                                                   May 14, 1999

Dear Stockholder:

  We cordially invite you to attend our 1999 Annual Meeting of Stockholders, which will be held at 9:30 a.m. (local time) on June 15, 1999 at The BankBoston Conference Center, 35th Floor, Federal Street, Boston,
Massachusetts.

  Details of business to be conducted at the Annual Meeting of Stockholders are given in the attached Notice of Annual Meeting and proxy statement. Please read the proxy statement and complete, sign and return your proxy promptly in the enclosed envelope.

  Each year, the Company's Annual Meeting agenda includes the annual election of directors. For each of the past eight years, Brookstone shareholders have elected Merwin F. "Hank" Kaminstein to serve as a Board member. It is with great sadness that I must report Hank's passing. Hank provided Brookstone with invaluable leadership since coming to the Company in 1990, and will be greatly missed by everyone at the Company. The Board of Directors is currently in the process of identifying appropriately qualified candidates to fill the vacant Board position.

  We hope you will join us on June 15th for our annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.

                                          Sincerely,

                                          /s/ Michael F. Anthony

                                          MICHAEL F. ANTHONY
                                          President and Chief
                                          Executive Officer

                               BROOKSTONE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 June 15, 1999

  Notice is hereby given that the Annual Meeting of Stockholders of Brookstone, Inc., a Delaware corporation, will be held at The BankBoston Conference Center, 35th Floor, 100 Federal Street, Boston, Massachusetts on June 15, 1999 at 9:30 a.m. (local time) for the following purposes:

  1. To elect five directors to serve until the 2000 Annual Meeting of Stockholders or until their respective successors shall be elected or qualified;

  2. To ratify the appointment of Pricewaterhouse Coopers LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending January 29, 2000;

  3. To approve and adopt the 1999 Equity Incentive Plan; and

  4. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

  Only stockholders of record at the close of business on May 1, 1999 are entitled to notice of and to vote at the Annual Meeting and any and all adjourned sessions thereof. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from June 9, 1999 to the date of the meeting at the offices of Ropes & Gray, (attn: David B. Walek, Esq.) One International Place, Boston, Massachusetts 02110.

                                          By Order of the Board of Directors

                                          /s/ Philip W. Roizin

                                          PHILIP W. ROIZIN
                                          Executive Vice President, Finance
                                          and Administration, Treasurer and
                                           Secretary

Nashua, New Hampshire
May 14, 1999

        IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING.
       PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE
           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                               BROOKSTONE, INC.

                               ----------------

                        Annual Meeting of Stockholders

                                 June 15, 1999

                               ----------------

                                PROXY STATEMENT

  The enclosed form of proxy is solicited on behalf of the Board of Directors of Brookstone, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the BankBoston Conference Center, 35th Floor, 100 Federal Street, Boston, Massachusetts, on June 15, 1999 at 9:30 a.m. (local time) and at any and all adjourned sessions thereof. A proxy may be revoked by a stockholder, at any time before it is voted, (i) by returning to the Company another properly signed proxy bearing a later date, (ii) by otherwise delivering a written revocation to the Secretary of the Company, or (iii) by attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Annual Meeting.

  The expense of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may solicit proxies by officers, directors and regular employees of the Company in person or by telephone or telegraph. Any officers and regular employees of the Company who engage in any such solicitation will receive no compensation in addition to their regular salaries. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

  In the absence of contrary instructions, the persons named as proxies will vote for (i) the election of the nominees for director named below, (ii) the ratification of the appointment of Pricewaterhouse Coopers LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending January 29, 2000 and (iii) the approval and adoption of the 1999 Equity Incentive Plan (as described herein). The holders of record of shares of the common stock, $.001 par value, of the Company (the "Common Stock") at the close of business on May 1, 1999 are entitled to receive notice of and to vote at the Annual Meeting. Each such share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. As of April 20, 1999, the Company had issued and outstanding 8,133,669 shares of Common Stock held by 205 holders of record.

  Consistent with state law and the Company's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as tellers for the meeting. The five nominees who receive the greatest number of votes properly cast for the election of directors will be elected. An affirmative vote of a majority of votes properly cast is required to ratify the appointment of Pricewaterhouse Coopers LLP as the Company's independent accountants for the fiscal year ending January 29, 2000 and to approve and adopt the 1999 Equity Incentive Plan discussed below. The tellers will count the total number of votes cast "FOR" such ratification for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will be counted as votes properly cast with regard to the matter. Accordingly, such abstentions and broker non-votes will have no effect on the outcome of voting on the election of directors, the ratification of the appointment of independent accountants or the proposal to approve and adopt the 1999 Equity Incentive Plan (as described herein).

  It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders commencing on or about May 14, 1999.

  The Annual Report of the Company, including consolidated financial statements for the fiscal year ended January 30, 1999 ("Fiscal 1998"), is being mailed to the Company's stockholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

  Unless otherwise instructed, the enclosed proxy will be voted to elect the persons named below as directors for a term of one year expiring at the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. It is expected that each nominee will be able to serve, but the proxies reserve discretion to vote or refrain from voting for a substitute nominee if a nominee is unable to serve. Each of the following nominees currently serves as a director of the Company. The nominees are as follows:

Nominees as Directors

Michael F. Anthony, 44
Chairman of the Board, President and Chief Executive Officer

  Mr. Anthony was appointed Chairman of the Board in March 1999 and has been President and Chief Executive Officer of the Company since September 1995. From October 1994 until he assumed the function of Chief Executive Officer, Mr. Anthony served as President and Chief Operating Officer of the Company. From 1989 to October 1994 he held various senior executive positions with Lechter's, Inc., a nationwide chain of specialty housewares stores, including President in 1994, Executive Vice President from 1993 to 1994 and Vice President/General Merchandise Manager from 1989 to 1993. From 1978 to 1989 he was with Gold Circle, which at the time was a division of Federated Department stores, where he held various merchandising positions, including Divisional Vice President/Divisional Merchandise Manager from February 1986 to 1989.

Mone Anathan, III, 60
Director

  Mr. Anathan has been a director of the Company since December 1989. From July 1988 through June 1997, he served as President, Treasurer and a director of Filene's Basement Corp., an off-price specialty apparel chain. Since June 1997, he has served Filene's Basement Corp. in the capacity of Vice Chairman of the Board of Directors and Chairman of the Executive Committee. He served as President of the Filene's Basement division of Federated Department Stores, Inc. from February 1984 until Filene's Basement was purchased from Federated Department Stores, Inc. in a management-led buyout in July 1988. Mr. Anathan is a director of Beth Israel Hospital and Harvard Pilgrim Health Care, a health maintenance organization.

Michael L. Glazer, 51
Director

  Mr. Glazer served as President of Consolidated Stores Corporation, a leading value retailer specializing in close-out merchandise operating nationwide, from May 1995 until May 1996 when Consolidated acquired K.B Toys, the nation's largest mall-based toy retailer. Mr. Glazer has served as President and Chief Executive Officer of K.B Toys since May 1996. In addition to these positions, Mr. Glazer has also served as a member of Consolidated's board of directors since June 1991. From September 1990 to January 1995, he served as President of The Bombay Company, Inc., a specialty retailer operating stores throughout the United States and Canada. Mr. Glazer is a director of Berkshire Life Insurance Company.

Adam Kirsch, 37
Director

  Adam Kirsch has been a director of the Company since August 1991. Mr. Kirsch has been a managing director of Bain Capital, Inc. a private venture capital firm, since April 1993, and a general partner of Bain Venture Capital, a California Limited Partnership ("BVC") since 1990. BVC serves as the general partner of certain investment partnerships which own Common Stock of the Company. See "Security Ownership of Certain Beneficial Owners and Management" below. From April 1987 until June 1990, he was a principal with BVC. He also serves as a director of each of Wesley Jessen Vision Care, Inc., a manufacturer of contact lenses, Therma-Wave, Inc. a manufacturer of semi-conductor capital equipment and Diagnostics Holdings, Inc., a manufacturer and marketer of in vitro diagnostic products and services to clinical laboratories.

Robert F. White, 42
Director

  Robert F. White has been a director of the Company since August 1991. Mr. White has been a managing director of Bain Capital, Inc., a private venture capital firm, since April 1993, and a general partner of BVC since 1987. BVC serves as the general partner of certain investment partnerships which own Common Stock of the Company. See "Security Ownership of Certain Beneficial Owners and Management" below. Mr. White currently serves on the board of directors of Stream International Inc., a software manufacturer, marketer and technical support and service firm, and previously served as a director of a number of private companies, including Domain, Inc., a home furnishings specialty retailer.

Board Recommendation

  The Board of Directors recommends a vote "FOR" each of the director nominees listed above. Proxies solicited by the Board of Directors will be so voted unless the stockholders specify otherwise.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of April 20, 1999 (unless otherwise indicated) (i) individually by the chief executive officer and each of the other officers of the Company listed in the Summary Compensation Table contained in this Proxy Statement (the "Named Executive Officers") and by each director of the Company, (ii) by all executive officers and directors of the Company as a group and (iii) by each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

                                       Common Stock Beneficially Owned (1)
                                   -------------------------------------------
                                     Number of              Percentage of
                                      Shares              Outstanding Shares
                                   -------------------- ----------------------
Bain Funds (2)...................             1,333,450                   16.4%
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
EGS Associates, L.P. (3).........               780,293                    9.6%
 Bev Partners, L.P.
 Jonas Partners, L.P.
 350 Park Avenue
 New York, NY 10022
FMR Corp. (4)....................               744,600                    9.2%
 82 Devonshire Street
 Boston, MA 02109
P.A.W. Capital Corp. (5).........               560,000                    6.9%
 10 Glenville Street
 Greenwich, CT 06831
Dimensional Fund Advisors Inc.
 (6).............................               466,800                    5.7%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Michael F. Anthony+* (7).........               288,900                    3.4%
Mone Anathan, III*(8)............                21,891                     **
Adam Kirsch*(9)..................             1,342,949                   16.5%
Michael L. Glazer* (10)..........                12,499                     **
Robert F. White*(9)..............             1,343,635                   16.5%
Philip Roizin+(11)...............                12,500                     **
Alexander M. Winiecki+(11).......                51,992                     **
Scott R. Ornstein+...............                     0                     **
Steven C. Strickland+(11)........                 8,750                     **
All directors and executive
 officers as a group (10 persons)
 (12)............................             1,776,766                   20.8%

--------
  +  Named Executive Officer.
  *  Director of the Company.
 **  Less than 1% of the outstanding Common Stock.
 (1) Includes shares issuable pursuant to options held by the respective person or group which are presently exercisable or may be exercised within 60 days after the date of this Proxy Statement ("presently exercisable stock options") as set forth below.
 (2) Includes 984,979 shares held by Tyler Capital Fund, L.P. ("Tyler Capital"), 201,814 shares held by Tyler Massachusetts, L.P. ("Tyler Massachusetts"), 59,052 shares held by Tyler International, L.P.-II ("Tyler International"), 83,262 shares held by BCIP Associates and 4,343 shares held by BCIP Trust Associates, L.P. ("BCIP Trust Associates"; collectively with Tyler Capital, Tyler Massachusetts, Tyler International and BCIP Associates, the "Bain Funds").

 (3) Reflects ownership based upon a Schedule 13G dated February 15, 1999.
     Includes: (1) 181,650 shares held by EGS Associates, L.P. ("EGS Associates"), (2) 770,693 shares purchased for discretionary accounts managed by EGS Partners, L.L.C. ("EGS Partners"), (3) 66,150 shares held by Bev Partners, L.P. ("Bev Partners") and (4) 49,613 shares held by Jonas Partners, L.P. ("Jonas Partners"). EGS Associates, Bev Partners and Jonas Partners are each private investment partnerships. EGS Partners is a registered investment adviser engaging in the purchase and sale of securities for investment on behalf of discretionary accounts.
 (4) Reflects ownership at December 31, 1998 based upon an amended Schedule 13D dated February 1, 1999 and filed with the Securities and Exchange Commission.
 (5) Reflects ownership based upon an amended Schedule 13D dated February 8, 1999 and filed with the Securities and Exchange Commission. Shares are held by funds or managed accounts over which P.A.W. Capital Corp. or its majority shareholder and President, Peter A. Wright, has investment discretion.
 (6) Reflects ownership based upon an amended Schedule 13G dated February 12, 1999 and filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of such shares, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
 (7) Includes 287,500 shares issuable upon exercise of presently exercisable stock options.
 (8) Includes 12,891 shares issuable upon exercise of presently exercisable stock options.
 (9) Represents 1,333,450 shares held by the Bain Funds, 9,499 shares subject to presently exercisable stock options held by each of Mr. White and Mr. Kirsch directly and, in the case of Mr. White, 686 shares held by him directly. See footnote (2). Bain Venture Capital, a California Limited Partnership ("BVC") is the general partner of Tyler Capital, Tyler Massachusetts, and Tyler International. Each of Messrs. Kirsch and White is a director of the Company and is a general partner of each of BVC, BCIP Associates and BCIP Trust Associates, and, as such, may be deemed to own beneficially shares owned by the Bain Funds, although each of Messrs. White and Kirsch disclaim beneficial ownership of any shares owned directly by the Bain Funds (other than 9,642 shares in the case of Mr. White and 7,416 shares in the case of Mr. Kirsch). Messrs. Kirsch and White have the same address as the Bain Funds.
(10) Includes 9,499 shares subject to presently exercisable stock options.
(11) Consists solely of shares issuable upon exercise of presently exercisable stock options.
(12) Includes 416,339 shares issuable upon exercise of presently exercisable stock options. See also notes (7) through (12) to this table.

                       BOARD OF DIRECTORS AND COMMITTEES

  During Fiscal 1998, the Board of Directors of the Company held six meetings. Each director attended at least 75 percent of the meetings of the Board and the Committees of which he is a member except for Mr. Kirsch who attended 67 percent of the Board Meetings and Mr. Anathan who attended 50 percent of the Board Meetings. The Company pays to all directors who are not employees of the Company a quarterly fee of $2,500. Directors are reimbursed for their reasonable expenses in attending Board and Committee meetings.

  The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Board does not have a Nominating Committee.

  The Audit Committee, which held one meeting during Fiscal 1998, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the Committee deems appropriate. In addition, the Committee reviews the performance and retention of the Company's independent accountants and reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate. Messrs. Anathan and White, neither of whom is an executive officer or employee of the Company, served on the Audit Committee in Fiscal 1998.

  The Compensation Committee, which held three meetings during Fiscal 1998, administers the Company's stock option plans and cash bonus plan, reviews the administration and performance of the Company's retirement plans and recommends to the Board of Directors the compensation and other employment terms of the Company's executive officers. Messrs. Anathan, Glazer and White, none of whom is an executive officer or employee of the Company, served on the Compensation Committee in Fiscal 1998.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers for all services rendered to the Company for Fiscal 1998, Fiscal 1997 and Fiscal 1996.

                          Summary Compensation Table

                                                                                  Long Term
                                                 Annual Compensation          Compensation (3)
                                         ----------------------------------- ------------------
                                                              Other Annual     Common Shares       All Other
Name and Principal Position     Year      Salary  Bonus (1) Compensation (2) Underlying Options Compensation (4)
---------------------------  ----------- -------- --------- ---------------- ------------------ ----------------
Michael F. Anthony.......    Fiscal 1998 $435,000 $518,421           --               --             $6,183
 Chairman, President and     Fiscal 1997 $400,000 $243,735           --           125,000            $3,115
 Chief Executive Officer     Fiscal 1996 $325,000 $ 42,269      $192,390(5)           --             $2,793

Philip W. Roizin(6)......    Fiscal 1998 $250,000 $129,669           --               --             $5,533
 Executive Vice              Fiscal 1997 $210,000 $ 64,635           --            30,000            $  480
 President, Finance and      Fiscal 1996 $ 31,231 $ 10,000      $ 47,219(7)        50,000               --
  Administration

Alexander M. Winiecki....    Fiscal 1998 $210,000 $ 80,216           --               --             $6,835
 Senior Vice President,      Fiscal 1997 $200,000 $ 51,770           --            25,000            $3,632
 Store Operations            Fiscal 1996 $165,769 $ 14,297           --            30,000(8)         $3,224

Steven C. Strickland.....    Fiscal 1998 $203,076 $ 86,918           --               --             $5,015
 Vice President,             Fiscal 1997 $160,000 $ 41,517           --            25,000            $2,688
 Marketing                   Fiscal 1996 $135,000 $ 17,939           --               --             $  235

Scott R. Ornstein (9)....    Fiscal 1998 $164,423 $ 96,088      $ 41,700(10)       50,000(9)         $  352
 Vice President,.........    Fiscal 1997 $130,769 $      0           --            30,000(9)         $  178
 General Merchandise
  Manager                    Fiscal 1996 $140,000 $ 15,266           --             5,000(9)         $  248

--------
 (1) Payments made under the Company's Management Incentive Bonus Plan (the "MIB Plan"), the principal performance-based cash compensation program for executive officers of the Company, in respect of performance in Fiscal 1998, Fiscal 1997 and Fiscal 1996 were, respectively, $509,364, $240,000 and $39,684 to Mr. Anthony; $125,450, $63,000 and $0 to Mr.
     Roizin; $76,648, $50,000 and $12,979 to Mr. Winiecki; $83,639, $40,000
     and $16,875 to Mr. Strickland; and $94,094, $0 and $14,050 to Mr. Ornstein. Mr. Roizin was paid a one-time bonus of $10,000 in respect of Fiscal 1996. All other amounts in this column for Fiscal 1998, Fiscal
     1997 and Fiscal 1996 were paid to the Named Executive Officer under the Company's Profit Sharing Plan, in which all employees of the Company participate.
 (2) While each of the Named Executive Officers enjoys certain prerequisites, such prerequisites did not, except as disclosed, exceed the lesser of $50,000 or 10% of such officer's salary and bonus in each of the Fiscal 1998, Fiscal 1997 and Fiscal 1996.
 (3) No other forms of Long Term Compensation were awarded to the Named Executive Officers in Fiscal 1998, Fiscal 1997 and Fiscal 1996.
 (4) For Fiscal 1998, Fiscal 1997 and Fiscal 1996, respectively, All Other Compensation represents (i) the following dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of each of the Named Executive Officers: Mr. Anthony--$1,450, $1,250 and $995, Mr. Roizin--$800, $480 and $60, Mr. Winiecki--$2,102,
     $1,232 and $974, Mr. Strickland--$436, $288 and $235 and Mr. Ornstein-- $352, $178 and $248 and (ii) the following dollar value of contributions made by the Company to the Company's defined contribution plan for the benefit of the Named Executive Officers: Mr. Anthony--$4,733, $1,865 and $1,798, Mr. Roizin--$4,733, $0, and $0, Mr. Winiecki--$4,733, $2,400 and
     $2,250, Mr. Strickland--$4,579, $2,400 and $0 and Mr. Ornstein--$0, $0
     and $0. In March 1999, the Company froze the Brookstone Pension Plan, ceased its practice of making discretionary employer contributions to employee accounts under its defined contribution plan and instituted a non-discretionary employer matching contribution under such plan. See "Report of the Compensation Committee--March 1998 Amendments to the Pension and 401(k) Plans."
 (5) Upon hiring Mr. Anthony in 1994, the Company loaned him $100,000 for the purposes of assisting him in the relocation of his principal residence to near the Company's headquarters in Nashua, New Hampshire. This loan did not bear interest. In May 1996, the Company agreed to make Mr. Anthony whole for the diminution in the value of his former residence incurred by him at the time of his relocation to New Hampshire. To effect this transaction, the Company (1) purchased Mr. Anthony's former residence from him at the then-prevailing market rate, which was materially less than the price at which Mr. Anthony had originally purchased it, (2) forgave the $100,000 loan described above and (3) paid him an additional amount equal to that amount which, when added to the $100,000 in loan forgiveness, would provide him with the amount necessary to make him whole on the loss. The Company subsequently sold Mr. Anthony's former residence in an arms-length transaction to an un-affiliated third-party in July 1996 at then-prevailing market rates.
 (6) Mr. Roizin's employment with the Company commenced on December 9, 1996.
 (7) Includes a relocation allowance of $39,719 in Fiscal 1996.
 (8) On May 6, 1996, the Company amended 30,000 options held by Mr. Winiecki to reduce the exercise price and extend the vesting schedule.
 (9) Mr. Ornstein resigned his position of Vice President, General Merchandise Manager effective November 7, 1997. At that time, all unexercisable stock options held by him terminated in accordance with their terms. Effective May 11, 1998, Mr. Ornstein rejoined the Company in his former capacity and was granted new stock options. See "---Option/SAR Grants in Fiscal 1998."
(10) Includes a relocation allowance of $37,200 in Fiscal 1998.

  The following table summarizes option grants during Fiscal 1998 to the Named Executive Officers and the potential realizable value of such options determined by formulas prescribed by the Securities and Exchange Commission. The assumed rates of stock price appreciation are hypothetical; the actual value of the options, if any, will depend on the future performance of the Company's stock. No stock appreciation rights were granted during Fiscal 1998.

                       Option/SAR Grants in Fiscal 1998

                                      Individual Grants
                         --------------------------------------------
                                                                      Potential Realizable Value
                                      % of Total                       at Assumed Annual Rate of
                         Number of     Options                         Stock Price Appreciation
                         Securities   Granted to  Exercise                  for Option Term
                         Underlying  Employees in  Price   Expiration ---------------------------
          Name           Options (#) Fiscal Year    (/Sh)     Date       5% ($)        10%($)
          ----           ----------  ------------ -------- ---------- ------------- -------------
Scott R. Ornstein (1)...   25,000        23.7%     $15.00   5/1/2008  $     235,834 $     597,652
Scott R. Ornstein (2)...   25,000        23.7%     $15.00   5/1/2008  $     235,834 $     597,652

--------
 (1) These options vest automatically on May 11, 2003 or earlier if and when:
     (a) as to the first 20 percent of such grant, the closing market value of the Company's Common Stock (the "market value") equals or exceeds $21.25 per share for 30 consecutive trading days, (b) as to the second 30 percent of each such grant, the market value equals or exceeds $26.25 per share for 30 consecutive trading days and (c) as to the final 50 percent of each such grant, the market value equals or exceeds $31.25 per share for 30 consecutive trading days.
 (2) This option was granted on May 11, 1998 pursuant to the 1992 Equity Incentive Plan and will become exercisable on May 11, 2002.

  The following table sets forth information with respect to (i) the exercise of stock options by the Named Executive Officers during Fiscal 1998, (ii) the number of unexercised options held by the Named Executive Officers as of February 1, 1999 and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock ($14.75 at February 1, 1999) exceeds the exercise price) as of February 1, 1999:

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values

                                                       Number of Securities      Value of Unexercised
                                                      Underlying Unexercised         In-the-Money
                                                          Options/SARs at           Options/SARs at
                         Shares Acquired    Value        February 1, 1999          February 1, 1999
          Name             on Exercise    Realized   Exercisable/Unexercisable Exercisable/Unexercisable
          ----           --------------- ----------- ------------------------- -------------------------
Michael F. Anthony......        --               --       287,500/137,500         $1,125,781/$772,655
Philip W. Roizin........        --               --        12,500/67,500          $   53,125/$326,250
Alexander M. Winiecki...     13,000      $160,385.50       41,992/45,000          $  479,187/$237,812
Scott R. Ornstein.......        --               --             0/50,000          $        0/$0
Steven C. Strickland....        --               --         6,250/23,750          $   37,577/$133,045

Pension Plan

  The Company has a defined benefit Pension Plan qualified under Section 401(a) of the Internal Revenue code of 1986, as amended, for eligible employees who have completed one year of service with 1,000 or more hours of employment. In general, all employees of the Company are eligible to participate, excluding (i) a director of the Company who is not employed by the Company in any other capacity, (ii) any person whose compensation consists of a retainer or a fee, and (iii) any person who is a nonresident alien. In March 1998, the Board of Directors approved an amendment to the Pension Plan such that no future benefits will accrue under the Plan beyond May 31, 1998. No further years of service will be counted toward the calculation of benefits and final average compensation rates will be curtailed as of May 31, 1998. See "--Report of the Compensation Committee."

  The table below sets forth the estimated average annual benefits at normal retirement to participants in the specified compensation and years-of-service classifications.

                              Pension Plan Table

                                                    Years of Service
                                         ---------------------------------------
Compensation*                              15      20      25      30      35
-------------                            ------- ------- ------- ------- -------
$125,000................................ $23,723 $31,630 $39,538 $47,446 $52,717
 150,000................................ $28,973 $38,630 $48,288 $57,946 $64,384

--------
  * Based upon salary and bonuses.

  Benefits under the Pension Plan are based upon years of credited service (not in excess of 33 1/3 years) and final average compensation. A participant earned one year of credited service for each year in which the participant completed 1,000 or more hours of employment prior to May 31, 1998, and a participant's final average compensation is the average of the participant's highest five consecutive years' compensation during the participant's years of employment completed prior to May 31, 1998. Compensation covered by the Pension Plan for the Named Executive Officers generally corresponds with the aggregate of base salary and bonus as reported in the Summary Compensation Table above. For purposes of the Pension Plan, a participant's compensation is capped at $150,000 (adjusted annually). Benefits shown are computed as a straight life annuity with no deduction for Social Security benefits or other offset amounts. A participant becomes vested under the Pension Plan once he or she has earned five years of credited service.

  As of May 31, 1998, the day on which future benefits ceased to accrue, the Named Executive Officers had the following number of years of credited service: Mr. Anthony--three years; Mr. Roizin--one year; Mr. Winiecki--seven years, Mr. Strickland--two years and Mr. Ornstein--two years.

Employment Agreements

  Mr. Anthony has entered into an employment agreement with the Company expiring upon the earliest to occur of his resignation, death, permanent disability or incapacity or his termination by the Company with or without cause. The agreement provides for an annual salary, participation in the MIB Plan and any other performance based compensation programs available to the Company's senior executives, and for certain fringe benefits, including contributions for health and dental coverage, term life insurance in an amount of at least $1,000,000, long term disability coverage, participation in the Company's Pension Plan, and certain other benefits. The agreement provides that if Mr. Anthony is terminated by the Company without cause (as defined) or terminates his employment for good reason (as defined), Mr. Anthony is entitled, subject to complying with certain confidentiality and noncompetition obligations, to continued payment of his base salary and certain of his fringe benefits until twelve months following termination of his employment, as well as a pro rata bonus payment under the MIB Plan for the fiscal year in which termination occurs based upon the number of days he was employed in such year. Severance benefits are reduced by any amounts received by Mr. Anthony from other employment during the severance period. If Mr. Anthony's employment terminates because of his death, disability or incapacity, Mr. Anthony is entitled to a pro rata bonus payment under the MIB Plan for the fiscal year in which such termination occurs based upon the number of days he was employed in such year and payments to which he is entitled under any other Company benefit plans, including any long-term disability plan. The agreement also provides that Mr. Anthony shall not disclose or use any confidential information of the Company and not compete with the Company during the period of his employment and for one year thereafter, unless Mr. Anthony's employment is terminated without cause, in which case the noncompetition period ends upon Mr. Anthony's termination. The agreement provides that Mr. Anthony will not recruit any employee of the Company for employment in any other business until one year after the termination of Mr. Anthony's employment with the Company.

  Mr. Roizin and Mr. Winiecki are employed by the Company pursuant to employment agreements providing for a base salary and participation in the MIB Plan and various other employee benefit plans, including medical, vacation, disability and pension. These agreements provide for a severance benefit if the executive is terminated for any reason other than cause consisting of base salary continuation for 12 months following termination (subject to offset for income earned from other employment or from self-employment).

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee is responsible for approving and recommending to the Board of Directors the compensation of executive officers of the Company and administers the Company's 1992 Equity Incentive Plan and Management Incentive Bonus Plan. The Committee regularly reports on its activities to the Board of Directors. The Committee was comprised in Fiscal 1998 of three outside directors who are not officers or employees of the Company and who were not eligible to participate in any of the plans or programs that the Committee administers.

Compensation Philosophy

  The Company's executive compensation programs are based on the belief that the interests of the Company's executive officers should be directly aligned with those of the stockholders. The programs are strongly oriented towards a pay-at-risk philosophy that ties a significant portion of overall compensation to the financial performance of the Company. The Committee has established the following principles to guide development of the Company's compensation programs and to provide a framework for compensation decisions:

  . provide a total compensation package that will attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term stockholder value; and

  . establish annual incentives for senior management that are directly tied to the overall financial performance of the Company.

Compensation Programs and Practices

  Base Salary. Salaries of executive officers are established by the Committee based on an executive officer's scope of responsibilities, level of experience, individual performance and contribution to the business. From time to time, the Company conducts salary surveys to determine whether the salaries of its employees, including its executive officers, are in line with retailers of similar size.

  Management Incentive Bonus Plan. The Company has in effect a Management Incentive Bonus Plan (the "MIB") under which executive officers and other key management employees selected by the Board may receive incentive awards in the form of cash bonuses and may under certain circumstances receive additional awards in the form of MIB Options granted under the 1992 Equity Incentive Plan. The purpose of the MIB Plan is to tie a significant portion of annual pay directly to key financial results. Bonus awards are based on annual performance criteria established by the Committee with respect to attainment by the Company of specified levels of income from operations, as well as performance criteria applied on an individual basis. The Company must attain a threshold level of income from operations in order for MIB Plan participants to be eligible for any bonus payments under the Plan. MIB Plan participants earn awards defined in terms of percentages of their base salaries. These percentages are determined by the Company's attainment of specified levels of income from operations, with higher levels of income from operations resulting in higher percentages. Unless altered by the Committee, participants automatically receive 70% of the percentage of base salary so determined if the Company attains the target level of income from operations and can earn the remaining 30% based upon individual performance. Individual performance criteria are determined by the Committee toward the beginning of each fiscal year. In the case of executive officers other than the Chief Executive Officer, individual performance criteria are determined after taking into consideration the recommendation of the Chief Executive Officer.

  In Fiscal 1998, the Company exceeded the threshold level of income from operations established by the Committee in order for bonuses to be payable under the Plan. As a result of applying the MIB Plan's formula, the Company paid the following bonuses under the MIB Plan in respect of Fiscal 1998:
$509,364 to Mr. Anthony; $125,450 to Mr. Roizin; $75,648 to Mr. Winiecki; $83,639 to Mr. Strickland and $94,094 to Mr. Ornstein.

  Unless modified by the Board or the Committee, the MIB Plan provides for annual limits on cash bonuses payable pursuant to the MIB Plan equal to 100% of base salary, in the case of the Chief Executive Officer, and 50% of base salary, in the case of other participants. In 1998, the Committee established a limit of 150% of base salary for Mr. Anthony.

  In addition, if an individual and the Company attain performance criteria in excess of levels yielding the maximum cash bonus award payable to him or her under the MIB Plan, the Company must either (i) award options under the 1992 Equity Incentive Plan to such individual to purchase that number of shares of Common Stock equal to the additional bonus that would have been payable under the MIB Plan absent the applicable cash bonus limit divided by the fair market value of a share of Common Stock on the date of grant or (ii) award the participant cash in an amount equal to the value of such options at the time of grant (or a combination of such awards). In the case of options, the aggregate of such awards for all participants can not exceed 50,000 shares with respect to any one fiscal year. The exercise price of any such options will be 100% (110% in the case of an incentive stock option granted to a 10% shareholder) of the fair market value at the time of grant, and, unless otherwise specified at the time of grant, such options become exercisable in equal increments on each of the first through third anniversaries of the date of grant. In Fiscal 1998, participants in the MIB Plan did not earn awards in excess of their maximum cash bonuses.

  Profit Sharing Plan. The Company has in effect a Profit Sharing Plan under which employees (including all of the Company's executive officers) who are regularly scheduled to work 52 weeks per year and have been employed by the Company for more than 90 days participate. The Profit Sharing Plan provides for a bonus pool equal to a specified percentage of net income established year-to-year by the Board of Directors (5% for Fiscal 1998), less the amount paid by the Company in respect of Pension Plan funding obligations and to employees as employer contributions under the 401(k) plan (as described below). Participants receive an amount calculated on the basis of their W-2 (less income attributable to stock option exercises, relocation expenses and the value of Company-paid car leases) earnings equal to their pro rata share of such bonus pool.

  March 1998 Amendments to the Pension and 401(k) Plans. In March 1998, the Company amended the Brookstone Pension Plan such that no future benefits would accrue thereunder subsequent to May 31, 1998. Concurrently with the freezing of the Pension Plan, the Company amended the 401(k) Plan to provide for a non-discretionary employer matching contribution equal to four percent of each participant's covered compensation (subject to the maximum salary level prescribed in the Internal Revenue Code). Prior to this amendment, the Company was permitted to make contributions to the 401(k) Plan accounts of its employees in the Board's discretion. The Company elected to make such a matching contribution in each of 1995, 1996 and 1997 in an amount equal to one-half of the first three percent of each participant's covered compensation (subject to the maximum salary level prescribed in the Internal Revenue Code). By freezing the Pension Plan, making the matching contribution mandatory and increasing such mandatory contribution to the 401(k) Plan, the Committee provided the Company's employees with investment control over portable retirement benefits that are not contingent upon extensive service periods. The Committee believes that these changes have been, and will continue to be, received enthusiastically by the Company's employees and will serve to aid in the attraction and retention of qualified employees.

  Stock Options. The Committee strongly believes that the interests of senior management must be closely aligned with those of the stockholders. Long-term incentives in the form of stock options provide a vehicle to reward executives only if there is an increase in stockholder value. Stock options are granted to executive officers and selected employees whose contributions and skills are important to the long-term success of the Company.

  On July 3, 1997, the Committee granted options to purchase up to 265,000 shares of the Company's Common Stock to the Company's seven executive officers in office at that time. Each of these options vests automatically on July 3, 2002, or earlier if and when: (a) as to the first 20 percent of each such grant, the closing market value of the Company's Common Stock (the "Market Value") has equaled or exceeded $15 per share for a period of 30 consecutive trading days, (b) as to the second 30 percent of each such grant, the Market Value has equaled or exceeded $20 per share for a period of 30 consecutive trading days and (c) as to the final 50 percent of each such grant, the Market Value has equaled or exceeded $25 per share for a period of 30 consecutive trading days.

Discussion of Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

  Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction in 1995 or subsequent years for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. To date, the annual cash compensation payable to any executive officers has not exceeded the $1 million threshold. In addition, the Company's 1992 Equity Incentive Plan has been designed so that stock options and stock appreciation rights granted under such Plan will be excluded from the deduction limit and to provide flexibility for certain other awards to so qualify.

                                          Compensation Committee

                                          Robert F. White
                                          Mone Anathan, III
                                          Michael L. Glazer

                               PERFORMANCE GRAPH

  The following stock price performance graph compares the cumulative total return on the Company's common stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of the University of Chicago Center for Research in Security Prices Index for NASDAQ Retail Trade Stocks from January 28, 1995 through February 1, 1999.

                             [GRAPH APPEARS HERE]

                  1/28/95    2/3/96   2/1/97  1/31/98  1/30/99
                  --------------------------------------------
Brookstone         100.00    106.98   151.16   220.93   266.29
S&P 500            100.00    138.58   175.04   222.13   294.30
NASDAQ Retail      100.00    112.18   137.78   160.76   196.55

  Note: The stock price performance on the graph above is not necessarily indicative of future price performance.

    RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

  Based upon the recommendation of the Audit Committee, the Board of Directors has selected Pricewaterhouse Coopers LLP to serve as independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending January 28, 2000. Pricewaterhouse Coopers LLP's predecessor, Price Waterhouse LLP, served as the Company's independent accountants since the fiscal year ending February 1, 1992. A representative of Pricewaterhouse Coopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Board Recommendation

  The Board of Directors recommends a vote "FOR" the ratification of the appointment of Pricewaterhouse Coopers LLP as the Company's independent accountants. Proxies solicited by the Board of Directors will be so voted unless the stockholders specify otherwise.

            APPROVAL AND ADOPTION OF THE 1999 EQUITY INCENTIVE PLAN

  On May 11, 1999, the Company entered into an agreement to acquire certain of the assets of the Gardeners Eden division of Williams-Sonoma, Inc. The Board of Directors of the Company believes that this acquisition provides significant new opportunities for the Company in the short and long term.

  The Company's success is, and has always been, tied in part to its ability to attract and retain appropriately qualified personnel in all areas of the Company's business. Attracting and retaining qualified personnel will be especially critical to ensure the successful integration of the Gardeners Eden business into the Company's operations, and to operating and expanding the Brookstone and Gardeners Eden businesses.

  Accordingly, the stockholders are being asked to vote on a proposal to approve a new equity incentive plan, to be called the Brookstone, Inc. 1999 Equity Incentive Plan (the "Plan"). The Board of Directors has concluded that the Plan will (a) advance the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock (the "Common Stock"), while (b) protecting the interests of the Company and its stockholders. Accordingly, the Board of Directors has approved the Plan, subject to stockholder approval.

  On May 6, 1999, the closing price per share of the Common Stock on the NASDAQ National Market was $13.75.

                                General Summary

  The following summary of the Plan is qualified in its entirety by the full text of the Plan that appears as Exhibit A to this Proxy Statement.

  Number of Shares. A total of 425,000 shares of the Common Stock would be reserved for issuance pursuant to awards made under the Plan. Common Stock delivered under the Plan may be either authorized but unissued Common Stock or previously issued Common Stock acquired by the Company and held in treasury. No fractional shares of Common Stock will be delivered under the Plan.

  Administration of the Plan. Unless otherwise determined by the Board of Directors of the Company, the Plan would be administered by a Committee of the Board of Directors designated for such purpose (the "Committee"). The Committee would consist of at least two directors. During such times as the Common Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee would be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has broad discretion, subject to the terms of the Plan, to administer, manage and, in certain situations (as summarized below), amend the Plan.

  Eligible Participants. Key employees of the Company or any of its subsidiaries and other persons or entities (including consultants and non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries would be eligible to receive awards under the Plan. The Plan as proposed provides for the grant of stock options (both non-statutory options and, in the case of employees, incentive stock options ("ISOs") as defined in Section 422 of the Code), stock appreciation rights, restricted stock and deferred stock. Awards under the Plan may also include provision for the payment of dividend equivalents with respect to the shares subject to the awards. Unless otherwise determined by the Committee, awards under the Plan may not be transferred other than by will or by the laws of descent and distribution. Subject to the terms of the Plan, the maximum number of shares of Common Stock as to which any person may be granted which options and/or stock appreciation rights in any one calendar year under the Plan is 300,000.

  Awards Allowed: Stock Options. Stock options awarded under the Plan will be non-ISOs unless an award is expressly designated as an ISO at the time of the grant. The exercise price of any stock options granted under the Plan will be determined by the Committee, but may not be less than 100% of the fair market value of the Common Stock subject to the option, determined as of the time the option is granted. The Committee may determine the term of any option granted under the Plan at the time of grant, but no such term may exceed ten years. Options will be exercisable at such time or times as the Committee specifies. The option price may be paid in cash or, if permitted by the Committee and subject to certain additional limitations, by tendering shares of Common Stock with a fair market value equal to the exercise price or by an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by a combination of the foregoing methods. If (i) the market price of shares of Common Stock subject to an option (other than an option which is in tandem with a Stock Appreciation Right as described below) exceeds the exercise price of the option at the time of its exercise, and (ii) the person exercising the option so requests the Committee in writing, the Committee may in its sole discretion cancel the option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the option an amount equal to the difference between the fair market value of the Common Stock which would have been purchased pursuant to the exercise (determined on the date the option is canceled) and the aggregate exercise price which would have been paid.

  Awards Allowed: Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted either in tandem with stock options or independent of any stock option grant. Each SAR entitles the holder of the SAR, in general, to receive upon exercise the excess of a share of Common Stock's fair market value on the date of exercise over a share of Common Stock's fair market value on the date the SAR was granted. The Committee may also grant SARs that take into account other bases for comparison of appreciation of the value of a share of Common Stock including, but not limited to, comparisons to stock indices. If a SAR is granted in tandem with a stock option, (a) the SAR will be exercisable only at such time or times, and to the extent, that the related option is exercisable; (b) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related option, except that a SAR granted with respect to less than the full number of shares covered by an option will not be reduced until the number of shares as to which the related option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (c) the option will terminate and no longer be exercisable upon the exercise of the related SAR; and (d) the SAR will be transferable only with the related option. A SAR not granted in tandem with a stock option will become exercisable at such time or times, and on such conditions, as the Committee may specify, and the Committee may at any time accelerate the time at which all or any part of a SAR may be exercised.

  Awards Allowed: Restricted Stock Awards. The Plan provides for awards of nontransferable shares of Common Stock subject to repurchase or forfeiture. The Plan does not permit awards of unrestricted shares of Common Stock. The Plan provides that the minimum period that restrictions must remain in place is three years unless the restricted Common Stock is also subject to performance restrictions, in which case the minimum period is one year. The Plan prohibits the Committee from waiving these restriction periods. Restricted Common Stock is subject to repurchase by the Company at the original purchase price if the grantee of the restricted Common Stock ceases to be affiliated with the Company before the restrictions lapse. The Committee may, at the time any award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock.

  Awards Allowed: Deferred Stock. The Plan also provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Committee in its discretion. The Committee may, in its discretion, accelerate the time at which all or any part of the Common Stock will be delivered. The Committee may also, at the time the award is made, provide that, at the time the Common Stock would otherwise have been delivered, the recipient will receive an instrument evidencing the recipient's right to future delivery of the Common Stock in lieu of actually receiving the Common Stock.

  Termination of Affiliation with Company: Effect on Stock Options and
SARs. Except as otherwise determined by the Committee, if a participant in the Plan dies, any options or SARs owned by the participant will, to the extent exercisable on the date of death, remain exercisable for a one-year period, provided that no such option or SAR will be exercisable beyond the end of its original term. Options or SARs that did not become exercisable prior to the date of death are terminated. In addition, and except as otherwise determined by the Committee, if a participant in the Plan's affiliation with the Company ends because of the participant's retirement after attaining the age of 65 or total and permanent disability, then any options or SARs held by the participant that were exercisable at the time of retirement may be exercised by the participant at any time in accordance with the original terms of the options or SARs. Finally, and except as otherwise determined by the Committee, if a participant's employment (or other applicable affiliation with the Company) terminates for any reason other than death or retirement, options and SARs that were exercisable at the time the participant ceased to be affiliated with the Company will remain exercisable for three months, provided that (1) under no circumstances will any option or SAR be extended beyond its original term; and (2) in the case of termination of the participant for cause, the Committee may elect to terminate any options or SARs immediately upon termination if it determines that the reason for termination casts such discredit on the Participant as to justify such immediate termination.

  Termination of Affiliation with the Company: Effect on Restricted and Deferred Stock. Except as otherwise determined by the Committee, upon termination of a participant's affiliation with the Company for any reason, all shares of Common Stock subject to continuing restrictions must be returned to the Company. Deferred Common Stock awards to which the participant did not become irrevocably entitled prior to the termination of the participant's affiliation with the Company will be forfeited upon termination of the affiliation.

  Effect of Certain Mergers, Consolidations, Etc. In the case of certain mergers, consolidations or similar transactions in which a majority of the Company's stock or all or substantially all of its assets are acquired, or in the case of a dissolution or liquidation of the Company, the Committee may, in its discretion, make stock options and SARs immediately exercisable, remove restrictions on shares of restricted Common Stock and/or waive conditions on any deferred awards of Common Stock. In addition, the Committee may, under such circumstances, provide for replacement awards for certain participants.

  Amendment of Plan. The Committee may not, without the approval of the stockholders of the Company, effectuate a change to the Plan (a) for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code; or (b) if the change would result in a material increase in (i) the aggregate number of shares of Common Stock that may be delivered under the Plan, (ii) the types of persons or entities that qualify as participants under the Plan, or (iii) the aggregate benefits available to participants under the Plan.

  Additional Terms of the Plan. The number of shares available for awards under the Plan is subject to adjustment for stock dividends, stock splits or combinations of shares, recapitalizations, or other changes in the Company's capitalization, or other distributions to holders of Common stock other than normal cash dividends. Outstanding awards under the Plan are subject to similar adjustments. No award may be granted under the Plan after June 15, 2009, but awards granted prior to that date may extend beyond that date.

Federal Income Tax Consequences

  The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

  Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option (ISO). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a reduction.

  Non-statutory Options. In general, in the case of a non-statutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

  In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-statutory option. ISO's are also treated as non-statutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

  Under the so-called "golden parachute" provisions of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceed, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

  The Internal Revenue Code also limits to $1 million the deduction the Company may claim for compensation paid annually to any of its top five officers, subject to a number of exceptions. The deduction limitation rules provide an exemption for compensation attributable to the exercise of non-discounted stock options that satisfy certain requirements. Stock options awarded under the Plan are intended to qualify for this exemption.

Board Recommendation

  The Board of Directors believes that the approval of the 1999 Equity Incentive Plan described above will (a) advance the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's Common Stock, while (b) protecting the interests of the Company and its stockholders. Accordingly, the Board of Directors has approved the 1999 Equity Incentive Plan and recommends that the stockholders vote "FOR" the proposal to approve this measure. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  None of the Company's directors, executive officers or stockholders representing beneficial ownership of greater than ten percent of the Company's outstanding common stock failed to file the necessary forms within the time frames set forth in Section 16(a).

                             SHAREHOLDER PROPOSALS

  Proposals of stockholders submitted for consideration at the 2000 Annual Meeting of Stockholders must be received by the Company not later than February 18, 2000 in order to be considered for inclusion in the Company's proxy material for that meeting.

  The By-laws establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. In general, notice must be received by the Company not less than 60 days nor more than 90 days prior to the meeting and must contain certain specified information concerning the stockholder submitting the proposal. In addition, the By-laws require that any such nomination of candidates for election as a director be accompanied by a petition signed by at least 100 record holders of capital stock entitled to vote in the election of directors, representing in the aggregate 1% of the outstanding capital stock entitled to vote thereon. Such procedures also authorize regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

                                OTHER BUSINESS

  The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

                                                                      EXHIBIT A
                               BROOKSTONE, INC.

                          1999 EQUITY INCENTIVE PLAN

1. PURPOSE

  The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of Brookstone, Inc. (the "Company") and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's Common Stock.

  The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, or Deferred Stock Awards, or combinations thereof, all as more fully described below.

2. ADMINISTRATION

  Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Company's Common Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code").

  The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine whether the Award is with respect to the Company's Common Stock ("Stock"), or a combination thereof and the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award, except that the minimum Restricted Periods for Restricted Stock set forth in
Section 6.3(c) may not be waived; (f) amend or cancel an existing Award in whole or in part, except that the Committee may not reduce the exercise price of an outstanding Option and may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting powers of the Committee set forth elsewhere in the Plan.

3. EFFECTIVE DATE AND TERM OF PLAN

  The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after June 15, 2009, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

  Subject to adjustment as provided in Section 8.6, the aggregate number of shares of Stock that may be delivered under the Plan will be 425,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

  Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted to any Participant in any one calendar year is 300,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Code.

  Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5. ELIGIBILITY AND PARTICIPATION

  Each key employee of the Company or any of its subsidiaries (an "Employee") and each other person or entity (including without limitation consultants and non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, "a Participant"). A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6. TYPES OF AWARDS

  6.1. Options

  (a) Nature of Options. An Option is an Award giving the recipient the right on exercise thereof to purchase Stock.

  Both "incentive stock options," as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

  (b) Exercise Price. The exercise price of an Option will be determined by the Committee, but may not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted.

  (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

  (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

  (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option or by the instrument evidencing the Option, (i) through the delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or
(iii) by any combination of the foregoing permissible forms of payment.

  (f) Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Committee in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

  6.2. Stock Appreciation Rights.

  (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right (or "SAR") is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited) to appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

  (b) Grant of Stock Appreciation Rights. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

    (1) Rules Applicable to Tandem Awards. When SARs are granted in tandem with Options, (a) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (b) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (c) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (d) the SAR will be transferable only with the related Option.

    (2) Exercise of Independent SARs. A SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

  Any exercise of an independent SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

  6.3. Restricted Stock.

  (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below ("Restricted Stock").

  (b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

  (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3 or in Section 2(e), the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Committee may otherwise determine under
Section 7.1, if a Participant suffers a Termination of Service (as defined at Section 7.1) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company. The minimum Restricted Period shall be three years unless the Restricted Stock is also subject to performance restrictions, in which case the minimum Restricted Period shall be one year.

  During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

  (d) Removal of Restrictions. Except as otherwise provided in this Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

  (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock including any dividends and distributions paid in shares shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

  (f) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

  (g) Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

  6.4. Deferred Stock.

  A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6.4 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

7. EVENTS AFFECTING OUTSTANDING AWARDS

  7.1. Termination of Service.

  If a Participant who is an Employee ceases to be an Employee, or if there is a termination of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder

(such termination of the employment or other relationship to be referred to as a "Termination of Service"), except as otherwise provided by the Committee with respect to an Award, the following will apply:

  (a) Options and SARs.

    (1) All Options and SARs held by the Participant immediately prior to the Termination of Service, to the extent then exercisable, may be exercised as follows:

      (i) If the Termination of Service is on account of the Participant's death, such Awards may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death, and shall thereupon terminate.

      (ii) If the Termination of Service is on account of the Participant's retirement with consent of the Company after attainment of age 65 or total and permanent disability (as determined by the Committee), such Awards may be exercised by the Participant at any time in accordance with the original terms of the Award.

      (iii) If the Termination of Service is for any other reason, such Awards may be exercised by the Participant at any time within the three month period following the Termination, and shall thereupon terminate, unless the Award provides by its terms for immediate termination of the Award in the event of such a Termination of Service or unless the Termination of Service results from a discharge for cause that, in the opinion of the Committee, casts such discredit on the Participant as to justify immediate termination of the Award.

    (2) In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

    (3) Options and SARs held by a Participant immediately prior to the Termination of Service that are not then exercisable shall terminate upon the Termination of Service.

  (b) Restricted Stock. Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c).

  (c) Deferred Stock. Any payment or benefit under a Deferred Stock Award to which the Participant was not irrevocably entitled prior to the Termination of Service will be forfeited and the Award canceled upon the Termination of Service.

  (d) Special Circumstances. In the case of a Participant who is an Employee, a Termination of Service shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

  7.2. Mergers, Etc.

  Except as otherwise provided by the Committee at the time of grant, in the event of a consolidation, merger or other transaction in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), the following rules shall apply:

  (a) Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction, provided that the Committee may in its sole discretion (but subject to Section 7.4), on or prior to the effective date of the covered transaction, (1) make any outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock,
(3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award and (4) remove any performance or other conditions or restrictions on any Award; or

  (b) With respect to an outstanding Award held by a Participant who, following the covered transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Committee may at or prior to the effective time of the covered transaction, in its sole discretion and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such Participant outstanding hereunder or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any Award being replaced.

8. GENERAL PROVISIONS

  8.1. Documentation of Awards.

  Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

  8.2. Rights as a Stockholder, Dividend Equivalents.

  Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

  8.3. Conditions on Delivery of Stock.

  The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The NASDAQ National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

  If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

  8.4. Tax Withholding.

  The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

  In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

  If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with tax exercise, (b) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

  8.5. Transferability of Awards.

  The Committee may permit an Award, other than an ISO, to be transferred in accordance with terms and conditions specified by the Committee. Otherwise, no Award may be transferred other than by will or by the laws of descent and distribution.

  8.6. Adjustments in the Event of Certain Transactions.

  (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits described in the second paragraph of Section 4.

  (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan; provided, that adjustments pursuant to this sentence shall not be made to the extent it would cause any Award intended to be exempt under Section 162(m)(4)(c) of the Code to fail to be so exempt.

  (c) In the case of ISOs, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an ISO) or Section 162(m) of the Code.

  8.7. Employment Rights, Etc.

  Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

  8.8. Deferral of Payments.

  The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

  8.9. Past Services as Consideration.

  Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9. EFFECT, AMENDMENT AND TERMINATION

  Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

  The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code or which would result in a material increase in (i) the aggregate number of shares of Stock that may be delivered under the Plan, (ii) the categories of persons or entities that may be considered Participants or (iii) the aggregate benefits available to Participants under the Plan.

                                                                      1176-PS-99

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY
                               BROOKSTONE, INC.

        The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 14, 1999, in connection with the 1999 Annual Meeting of Stockholders to be held at 9:30 a.m., on June 15, 1999, at The BankBoston Conference Center, 35th floor, and hereby appoints Michael F. Anthony and Philip W. Roizin and both of them (with full power to act alone), the attorneys and proxies of the undersigned with power of substitution to both to vote all shares of the Common Stock of Brookstone, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement:

        Election of all 5 directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

        Nominees:
                   Michael F. Anthony, Mone Anathan, III,
                   Adam Kirsch, Michael L. Glazer, Robert F. White.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of
                  Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------                                       --------------------
  SEE REVERSE SIDE                                           SEE REVERSE SIDE
--------------------                                       --------------------

                                  DETACH HERE
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[X] Please mark
    votes as in
    this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors and FOR Proposal 2 and FOR Proposal 3.
--------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
--------------------------------------------------------------------------------

1. Election of Directors (see reverse)

                     FOR              WITHHELD
                     [_]                [_]

[_]________________________________________
   For all nominees except as noted above


2. Ratify the appointment of PricewaterhouseCoopers LLC as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending January 29, 2000.

                     FOR         AGAINST        ABSTAIN
                     [_]          [_]             [_]

3. Approve and adopt the 1999 Equity Incentive Plan.

                     FOR         AGAINST        ABSTAIN
                     [_]          [_]             [_]

--------------------------------------------------------------------------------


                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]


                               Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:__________________________________________________ Date:______________


Signature:__________________________________________________ Date:______________